Exhibit 5.1

200 Bay Steet, South Tower Suite 2800 Toronto, ON M5J 2J3 647 499 2828 mintz.com

July 13, 2026

MindWalk Holdings Corp.

1600 – 925 West Georgia Street

Vancouver, BC V6C 3L2

Canada

Re:	MindWalk Holdings Corp. - Registration Statement on Form F-3

We have acted as Canadian counsel to MindWalk Holdings Corp. (the “Company”) in connection with the preparation of a Registration Statement on Form F-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Company of up to an aggregate of US$250,000,000 of securities of the Company (collectively, the “Securities”) pursuant to one or more prospectus supplements (each a “Prospectus Supplement”) to the Registration Statement to be filed by the Company from time to time.

The Securities of the Company which may be offered under the Registration Statement include the following:

•	common shares (“Shares”),

•	preferred shares (“Preferred Shares”, together with the Shares, the “Equity Securities”),

•	bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, “Debt Securities”),

•	warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the “Warrants”),

•	units comprised of a combination of Equity Securities, Debt Securities, Warrants or Subscription Receipts (“Units”), or

•

subscription receipts convertible into Equity Securities, Debt Securities, Warrants or Units (“Subscription Receipts”, together with the Equity Securities, Debt Securities, Warrants and Units, the “Securities”).

This opinion is being provided at the request of the Company. We are qualified to express opinions with respect to the laws of Ontario and the federal laws of Canada applicable therein. However, we are entitled, under the National Mobility Agreement of the Federation of Law Societies (the “National Mobility Agreement”), to provide an opinion with respect to the laws of the provinces of Canada, other than Ontario and insofar as the laws of Province of British Columbia apply to this opinion, we have provided this opinion under the National Mobility Agreement. We confirm that we have complied with terms and conditions in the National Mobility Agreement and are qualified to give such opinion as it relates to the laws of the Province of British Columbia. Other than as indicated herein, we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of Ontario and the laws of Canada applicable therein in effect on the date hereof.

BOSTON  LOS ANGELES  NEW YORK  SAN DIEGO  SAN FRANCISCO  TORONTO  WASHINGTON

MINTZ LLP is a limited liability partnership established in Canada.

As Canadian counsel to the Company, we have examined originals or copies, certified or otherwise to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement and resolutions of the board of directors of the Company approving the filing of the Registration Statement and the issuance of the Securities. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.

We have also assumed that in connection with any Securities issued under the Registration Statement, (i) all required filings relating to, and any approvals for, the Registration Statement, any Prospectus Supplement or any related document, has been made and received prior to the issuance of any such Securities, (ii) any applicable agreement, including any warrant indenture, debt indenture, subscription receipt indenture, underwriting agreement or similar document (collectively “Applicable Agreements”), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Company and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or an requirement or restriction imposed by an court or government body having jurisdiction over such party. We have assumed that any Applicable Agreement entered into will be governed by and in conformity with the laws of the Province of Ontario.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1.

With respect to the issuance of any Equity Securities, including without limitation Equity Securities issuable upon conversion or exercise of any other Securities that are convertible or exercisable into Equity Securities, which may be offered pursuant to the Registration Statement, when (a) the issuance and sale of the Equity Securities has been duly authorized by all necessary corporate action in conformity with the Company’s constating documents (the “Constating Documents”) (as then in effect), and the Business Corporations Act (British Columbia) (the “BCBCA”) (as then in effect), and does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (b) the full consideration, determined to be adequate by the Company’s board of directors, which is at least equal to the issue price of the Equity Securities, has been received by the Company; and (c) if certificated, the certificates representing the Equity Securities have been duly executed and delivered by the authorized signatories of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Equity Securities will be validly issued, fully paid, and non-assessable.

2.

With respect to any Debt Securities which may be offered pursuant to the Registration Statement, when (a) the terms, issuance, and sale of the Debt Securities, and the Applicable Agreement relating to the Debt Securities and the Company’s execution and delivery of such Applicable Agreement and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the BCBCA (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (b) the full consideration, determined to be adequate by the Company’s board of directors, for the Debt Securities has been received by the Company; and (c) the Applicable Agreement relating to the Debt Securities and, if certificated, the Debt Securities have been duly executed, countersigned, issued, and delivered by the authorized signatories of the Company in accordance with the Applicable Agreement relating to the Debt Securities to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, such Debt Securities will be validly authorized, created and issued and the Debt Securities issued pursuant to the Applicable Agreement relating to the Debt Securities will be valid and binding obligations of the Company.

3.

With respect to any Warrants which may be offered pursuant to the Registration Statement, when (a) the terms, issuance, and sale of the Warrants, including the authorization of the issuance and reservation (if applicable) of the Equity Securities or Debt Securities to be issued upon exercise of the Warrants, and the Applicable Agreement relating to the Warrants and the Company’s execution and delivery of such Applicable Agreement and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the BCBCA (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (b) the full consideration, determined to be adequate by the Company’s board of directors, for the Warrants has been received by the Company; and (c) the Applicable Agreement relating to the Warrants and, if certificated, the Warrants have been duly executed, countersigned, issued, and delivered by the authorized signatories of the Company in accordance with the Applicable Agreement relating to the Warrants to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Warrants will be validly authorized, created and issued and the Warrants issued pursuant to the Applicable Agreement relating to the Warrants will be valid and binding obligations of the Company.

4.

With respect to any Subscription Receipts which may be offered pursuant to the Registration Statement, when (a) the terms, issuance, and sale of the Subscription Receipts, including the authorization of the issuance and reservation (if applicable) of the Equity Securities or Debt Securities to be issued upon conversion to the Subscription Receipts, and the Applicable Agreement relating to the Subscription Receipts and the Company’s execution and delivery of such Applicable Agreement and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect), and the BCBCA (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (b) the full consideration, determined to be adequate by the Company’s board of directors, for the Subscription Receipts has been received by the Company; and (c) the Applicable Agreement relating to the Subscription Receipts and, if certificated, the Subscription Receipts have been duly executed, countersigned, issued, and delivered by the authorized signatories of the Company in accordance with the Applicable Agreement relating to the Subscription Receipts to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Subscription Receipts will be validly authorized, created and issued and the Subscription Receipts issued pursuant to the Applicable Agreement relating to the Subscription Receipts will be valid and binding obligations of the Company.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder. The opinions expressed herein are given as at the date hereof and are based upon, and subject to, legislation and regulations in effect as of the date hereof. We specifically disclaim any obligation, and make no undertaking to supplement our opinions herein, as changes in the law occur and facts come to our attention that could affect such opinions, or otherwise advise any Person of any change in law or fact which may come to our attention after the date hereof.

Yours truly,

/s/ Mintz LLP

Mintz LLP